UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Tenax Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on September 15, 2015 (the “Annual Meeting”).  The stockholders considered the four proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated August 17, 2015.  As of August 5, 2015, the record date for the Annual Meeting, there were 28,119,607 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 19,022,319 shares of common stock were represented in person or by proxy, constituting a quorum.  The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1:  To elect the seven director nominees to the Company’s Board of Directors to serve until the sooner of the election and qualification of their successors or the next Annual Meeting of the Company’s Stockholders.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ronald R. Blanck, DO	10,380,118	1,003,539	7,638,662
Anthony DiTonno	9,763,009	1,620,648	7,638,662
John P. Kelley	10,380,112	1,003,545	7,638,662
Gregory Pepin	9,711,425	1,672,232	7,638,662
Gerald T. Proehl	9,765,057	1,618,600	7,638,662
Chris A. Rallis	10,378,612	1,005,045	7,638,662
James Mitchum	10,380,822	1,002,835	7,638,662

All director nominees were duly elected.

Proposal 2:  To approve Amendment No. 3 to the Company’s 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
10,441,173	939,080	3,404	7,638,662

Proposal 2 was approved.

Proposal 3:  To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016.  The votes were cast as follows:

For	Against	Abstain
18,627,115	367,768	27,436

Proposal 3 was approved.

Proposal 4:  To approve, on an advisory basis, Named Executive Officer compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
11,206,845	160,700	16,112	7,638,662

Proposal 4 was approved on an advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tenax Therapeutics, Inc.

Date: September 16, 2015	By:	/s/ John Kelley
John Kelley
Chief Executive Officer